UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):                              January 5, 2006

INSITUFORM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Spirit 40 Park Drive, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code                    (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On January 5, 2006, the Compensation Committee of Insituform Technologies, Inc. (the “Company”) authorized an increase in the base salary of Thomas E. Vossman, the Company’s Senior Vice President and Chief Operating Officer, to $310,000 from $280,000, and an increase in the base salary of David F. Morris, the Company’s Vice President, General Counsel and Secretary, to $240,000 from $210,000, each effective as of January 1, 2006. The Compensation Committee did not authorize an increase in base salary for Thomas S. Rooney, Jr., the Company’s President and Chief Executive Officer, upon Mr. Rooney’s request to forego such an increase.

At the same meeting, the Compensation Committee authorized and approved grants of options to purchase shares of the Company’s Class A Common Stock (“Common Stock”) and awards of restricted shares of Common Stock to each of the Company’s executive officers in the following amounts: (1) 112,000 stock options and 18,700 shares of restricted stock to Mr. Rooney; (2) 34,300 stock options and 5,200 shares of restricted stock to Mr. Vossman; and (3) 20,100 stock options and 3,600 shares of restricted stock to Mr. Morris. The stock options vest 25% on the date of grant and an additional 25% on the anniversary date of the date of grant in each of the first three years after the grant date, subject to continued employment with the Company, and will expire on the seventh anniversary of the grant date. The stock options have an exercise price equal to the fair market value of the Common Stock on the date of grant ($19.41) and, to the maximum extent permitted under the limitations contained in the Internal Revenue Code, will be incentive stock options, with the remainder being non-qualified stock options. The restricted stock will vest 100% on the third anniversary of the date of grant, in a cliff vesting arrangement, subject to the Company’s achievement of certain pre-established performance goals.

The Compensation Committee also approved at the meeting the Company’s 2006 Management Annual Incentive Plan and the 2006 annual incentive bonus targets for each of the Company’s executive officers. All of the executive officers and certain key employees of the Company participate in the annual incentive plan, which provides for a bonus pool available for payment to participants, the amount of which shall be determined by the Company’s earnings for the 2006 fiscal year. The Compensation Committee, in its sole discretion and based upon the recommendation of management, shall allocate the bonus pool amount among participants after completion of the fiscal year. For 2006, the target for Mr. Rooney’s annual incentive compensation was established at 70% of his annual salary and at 50% of the respective annual salaries of Messrs. Vossman and Morris, with such percentages being mid-point targets so that the actual bonuses awarded could exceed such amounts.

The award ranges of each of the executive officers under the Company’s Long-Term Incentive Plan for the 2006 - 2008 performance period also were approved by the Compensation Committee at the meeting. All of the executive officers of the Company participate in the long-term incentive plan, which provides for the payment of a cash bonus to each executive officer subject to the Company’s achievement of certain pre-established performance objectives for the performance period. The performance objectives under the long-term incentive plan for the 2006 - 2008 performance period are to be determined by the Compensation Committee on or before March 31, 2006. Actual amounts payable as a cash bonus range from 8% to 79% of each executive officer’s base salary, based upon the extent to which the performance objectives under each of the designated criteria, as shall be established by the Compensation Committee, are met, exceeded or below established targets. If minimum levels of target performance are not met, no cash bonuses will be paid to the executive officers under the long-term incentive plan.

In addition, the Compensation Committee approved at the meeting the Third Amendment to the Senior Management Voluntary Deferred Compensation Plan. The deferred compensation plan, as amended, allows for base salary deferral of up to 15% of base salary, and bonus deferral of up to 50% of bonus or incentive compensation. Under the deferred compensation plan, the Company will match the first 3% of contributions at a 100% rate, and the next 2% of contributions at a 50% rate (limited to compensation of up to $210,000 per annum for 2005, or such amount as may be provided from time to time under the Internal Revenue Code); provided, however, that any matching contribution made under the deferred compensation plan shall be reduced by any matching contributions credited on behalf of the participant to the Company’s 401(k) Profit Sharing Plan to the extent such amount exceeds the total matching contribution allowed under the deferred compensation plan. Key employee participants, upon termination of employment, shall be paid account balances no earlier than the first day of the 7th month based on their deferrals into the accounts and the investment performance of their selected indices.

Item 9.01.             Financial Statements and Exhibits.

(c) The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Form of Incentive Stock Option Agreement, filed herewith.

10.2	Form of Non-Qualified Stock Option Agreement, filed herewith.

10.3	Form of Restricted Stock Agreement for Executives (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K dated and filed May 11, 2005).

10.4	2006 Management Annual Incentive Plan, filed herewith.

10.5	Third Amendment to the Senior Management Voluntary Deferred Compensation Plan, filed herewith.

*    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITUFORM TECHNOLOGIES, INC.

By: /s/ David F. Morris
                                                                                                David F. Morris
                                                                                                Vice President, General Counsel and Secretary

Date: January 11, 2006

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 6.01 of Regulation S-K.

Exhibit	Description

10.1	Form of Incentive Stock Option Agreement, filed herewith.

10.2	Form of Non-Qualified Stock Option Agreement, filed herewith.

10.3	Form of Restricted Stock Agreement for Executives (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K dated and filed May 11, 2005).

10.4	2006 Management Annual Incentive Plan, filed herewith.

10.5	Third Amendment to the Senior Management Voluntary Deferred Compensation Plan, filed herewith.